STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 07/01/1999
                                                        991272907 -- 3065306



                          CERTIFICATE OF INCORPORATION

                                       OF

                           MIDDLE AMERICAN TISSUE INC.

                                   ----------

     FIRST. The name of this corporation shall be:

                           MIDDLE AMERICAN TISSUE INC.

     SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

     THIRD. The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

Two hundred (200) shares without par value.

     FIFTH. The name and address of the incorporator is as follows:

                           Tricia Taylor
                           Corporation Service Company
                           1013 Centre Road
                           Wilmington, DE 19805


     SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this first day of July, A.D., 1999.


                                                      /s/ Tricia Taylor
                                                      -----------------------
                                                      Tricia Taylor
                                                      Incorporator

                                State of Delaware

                        Office of the Secretary of State                  PAGE 1


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "MIDDLE AMERICAN TISSUE INC.",FILED IN THIS OFFICE ON THE FIRST DAY OF JULY, A.D. 1999, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.








                                          /s/ Edward J. Freel
                                          -----------------------------------
                                          Edward J. Freel, Secretary of State

                                          AUTHENTICATION:     9846314

                                          DATE:               07-02-99

3065306 8100

991272907